Exhibit 2.01
Exhibit 2.01 – Our payments to governments
BHP has prepared this information on the basis set out in the Basis of Report preparation and Glossary sections of the Economic Contribution Report.
Payments made by country
and
level of government

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Total payments to governments	6,003.6	1,262.9	7,266.5	2,617.1	43.0	11.7	9,938.3	424.3	10,362.7
Australia	3,898.9	—	3,898.9	2,502.5	30.4	0.9	6,432.6	378.9	6,811.5
Australian Taxation Office	3,898.9	—	3,898.9	—	—	—	3,898.9	36.0	3,934.8
Australian Communications and Media Authority	—	—	—	—	0.2	—	0.2	—	0.2
Central Highlands Regional Council (Queensland)	—	—	—	—	—	—	—	0.3	0.3
City of Kalgoorlie-Boulder (Western Australia)	—	—	—	—	—	—	—	0.2	0.2
City of Kwinana (Western Australia)	—	—	—	—	—	—	—	0.1	0.1
City of Rockingham (Western Australia)	—	—	—	—	—	—	—	0.1	0.1
Clean Energy Regulator	—	—	—	—	—	—	—	3.8	3.8
Coal Mining Industry (Long Service Leave Funding) Corporation	—	—	—	—	—	—	—	20.1	20.1
Isaac Regional Council (Queensland)	—	—	—	—	—	—	—	7.8	7.8
Mackay Regional Council (Queensland)	—	—	—	—	—	—	—	0.6	0.6
Municipal Council of Roxby Downs (South Australia)	—	—	—	—	—	—	—	1.5	1.5
Muswellbrook Shire Council (New South Wales)	—	—	—	—	—	0.1	0.1	2.8	2.9
Shire of Ashburton (Western Australia)	—	—	—	—	—	—	—	0.7	0.7
Shire of East Pilbara (Western Australia)	—	—	—	—	—	—	—	5.8	5.8
Shire of Leonara (Western Australia)	—	—	—	—	—	—	—	1.0	1.0
Shire of Ngaanyatjarraku (Western Australia)	—	—	—	—	—	—	—	0.1	0.1
Shire of Wiluna (Western Australia)	—	—	—	—	—	—	—	1.4	1.4
State of New South Wales	—	—	—	164.9	2.7	—	167.6	12.1	179.6
State of Queensland	—	—	—	498.9	1.3	—	500.2	68.1	568.3
State of South Australia	—	—	—	160.3	5.8	—	166.1	44.3	210.4
State of Victoria	—	—	—	—	—	—	—	7.7	7.7
State of Western Australia	—	—	—	1,678.4	19.9	0.8	1,699.1	145.4	1,844.6
The Office of the National Rail Safety Regulator	—	—	—	—	0.4	—	0.4	—	0.4
Town of Port Hedland (Western Australia)	—	—	—	—	—	—	—	18.9	18.9
Other Australian governments	—	—	—	—	0.1	—	0.1	0.1	0.2

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Brazil	5.8	—	5.8	2.4	—	—	8.2	0.9	9.1
Federal Tax Revenue Ministry	5.8	—	5.8	—	—	—	5.8	0.9	6.7
National Mining Agency	—	—	—	2.4	—	—	2.4	—	2.4
Canada	25.0	—	25.0	—	8.3	10.8	44.1	4.7	48.8
Canada Revenue Agency	26.7	—	26.7	—	—	—	26.7	0.8	27.5
Finances Quebec	(0.5)	—	(0.5)	—	—	—	(0.5)	0.1	(0.4)
Government of British Columbia	(1.1)	—	(1.1)	—	—	—	(1.1)	—	(1.1)
Government of Saskatchewan	—	—	—	—	8.3	—	8.3	—	8.3
Ontario Ministry of Revenue	—	—	—	—	—	—	—	0.3	0.3
Rural Municipality of Leroy (Saskatchewan)	—	—	—	—	—	2.7	2.7	3.2	5.9
Rural Municipality of Prairie Rose (Saskatchewan)	—	—	—	—	—	6.7	6.7	0.1	6.8
Rural Municipality of Usborne	—	—	—	—	—	1.3	1.3	—	1.3
Other Canadian governments	—	—	—	—	—	—	—	0.2	0.2
Chile	1,802.3	1,262.9	3,065.2	112.3	3.8	—	3,181.3	30.9	3,212.2
Servicio De Impuestos Internos	1,802.3	1,262.9	3,065.2	112.3	3.8	—	3,181.3	30.9	3,212.2
China	8.9	—	8.9	—	—	—	8.9	—	8.9
China Tax Bureau	8.9	—	8.9	—	—	—	8.9	—	8.9
Ecuador	—	—	—	—	0.1	—	0.1	0.2	0.2
Servicio De Rentas Internas	—	—	—	—	—	—	—	0.1	0.1
Other Ecuador governments	—	—	—	—	0.1	—	0.1	0.1	0.1
India	0.5	—	0.5	—	—	—	0.5	—	0.5
Income Tax Department	0.5	—	0.5	—	—	—	0.5	—	0.5
Japan	0.5	—	0.5	—	—	—	0.5	—	0.5
National Tax Agency	0.5	—	0.5	—	—	—	0.5	—	0.5
Malaysia	1.2	—	1.2	—	—	—	1.2	0.2	1.4
Inland Revenue Board	1.2	—	1.2	—	—	—	1.2	—	1.2
Human Resources Development Corp.	—	—	—	—	—	—	—	0.2	0.2
Netherlands	4.4	—	4.4	—	—	—	4.4	—	4.4
Tax and Customs Administration	4.4	—	4.4	—	—	—	4.4	—	4.4
Peru	18.7	—	18.7	—	—	—	18.7	—	18.7
National Superintendency of Customs and Tax Administration	18.7	—	18.7	—	—	—	18.7	—	18.7
Philippines	0.8	—	0.8	—	—	—	0.8	0.5	1.2
Bureau of Internal Revenue	0.5	—	0.5	—	—	—	0.5	0.5	1.0
City of Taguig	0.3	—	0.3	—	—	—	0.3	—	0.3

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Singapore	70.2	—	70.2	—	—	—	70.2	—	70.2
Inland Revenue Authority of Singapore	70.2	—	70.2	—	—	—	70.2	—	70.2
Switzerland	3.5	—	3.5	—	—	—	3.5	0.1	3.6
Canton of Zug	3.5	—	3.5	—	—	—	3.5	0.1	3.6
United Kingdom	56.0	—	56.0	—	—	—	56.0	4.6	60.6
City of Westminster	—	—	—	—	—	—	—	0.8	0.8
HM Revenue & Customs	56.0	—	56.0	—	—	—	56.0	3.8	59.8
United States of America	106.9	—	106.9	—	0.4	—	107.4	3.5	110.8
Arizona Department of Economic Security	—	—	—	—	—	—	—	0.1	0.1
Arizona Department of Revenue	—	—	—	—	0.1	—	0.1	—	0.1
Gila County Treasurer	—	—	—	—	—	—	—	0.1	0.1
Pinal County Sheriff’s Office	—	—	—	—	—	—	—	0.4	0.4
Texas Comptroller	0.1	—	0.1	—	—	—	0.1	—	0.1
U.S. Department of the Treasury	106.8	—	106.8	—	—	—	106.8	2.8	109.6
U.S. Nuclear Regulatory Commission	—	—	—	—	0.2	—	0.2	—	0.2
Utah State Tax Commission	—	—	—	—	0.1	—	0.1	—	0.1
Other US governments	—	—	—	—	—	—	—	0.2	0.2
Figures are rounded to the nearest decimal point. As a result, there may be discrepancies in the subtotals
or
totals due to rounding.

Payments made by project

US$M	Corporate income tax		Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Total payments to governments	6,003.6		1,262.9	7,266.5	2,617.1	43.0	11.7	9,938.3	424.3	10,362.7
Minerals Americas	1,841.1		1,262.9	3,104.0	114.7	12.2	10.8	3,241.7	36.2	3,277.9
BHP Billiton Brasil Ltda 1	2.3		—	2.3	—	—	—	2.3	0.9	3.2
Escondida	1,705.1		1,262.9	2,968.0	112.3	—	—	3,080.3	25.8	3,106.1
Other Copper	14.5		—	14.5	2.4	1.4	—	18.3	0.3	18.7
Pampa Norte	93.8		—	93.8	—	2.4	—	96.2	4.9	101.1
Potash Canada	(1.1	) 2	—	(1.1)	—	8.3	10.8	18.0	4.3	22.3
RAL Cayman Inc 3	26.5		—	26.5	—	—	—	26.5	—	26.5
Minerals Australia	4,344.4		—	4,344.4	2,502.5	30.0	0.9	6,877.8	356.7	7,234.5
BHP Mitsubishi Alliance 4	373.8		—	373.8	498.9	1.3	—	874.0	80.7	954.7
Copper South Australia	135.4		—	135.4	160.3	5.6	—	301.3	45.5	346.8
New South Wales Energy Coal	(3.8	) 2	—	(3.8)	164.9	2.7	0.1	163.9	19.4	183.3
Other Coal	(15.7	) 2	—	(15.7)	—	—	—	(15.7)	29.9	14.3
Western Australia Iron Ore	3,924.2		—	3,924.2	1,658.7	15.5	0.8	5,599.2	148.0	5,747.2
Western Australia Nickel	(69.6	) 2	—	(69.6)	19.8	4.9	—	(44.9)	33.1	(11.8)
Group and Unallocated	(181.9)		—	(181.9)	—	0.8	—	(181.1)	31.4	(149.7)
Commercial	30.6		—	30.6	—	—	—	30.6	0.1	30.7
Corporate 5	(220.3	) 2	—	(220.3)	—	—	—	(220.3)	30.3	(190.0)
Other	7.8		—	7.8	—	0.8	—	8.6	1.0	9.6
Figures are rounded to the nearest decimal point. As a result, there may be discrepancies in the subtotals or totals due to rounding.

1.	Holding company of Samarco equity accounted investment.
2.	Includes refunds in relation to prior periods.
3.	Holding company of Antamina equity accounted investment.
4.	Royalties, fees and other payments made by BM Alliance Coal Operations Pty Limited have been included in total payments to the extent of BHP’s ownership of the operating entity, being 50 per cent.
5.
The corporate income tax amount predominantly reflects the allocation of the Australian corporate income tax liability among members of the Australian tax consolidated group. For more information refer to Basis of Report preparation section.